Execution Version US-DOCS\135160024.7 AMENDMENT NO. 3 TO MASTER SCOOTER OPERATING LEASE AND SERVICING AGREEMENT AMENDMENT NO. 3 TO MASTER SCOOTER OPERATING LEASE AND SERVICING AGREEMENT, dated as of October 7, 2022 (this “Agreement”), by and among Bird US Opco, LLC, a Delaware limited liability company, as lessor (in such capacity, the “Lessor”) and Bird Rides, Inc., a Delaware corporation, as a lessee (in such capacity, the “Lessee”) and as servicer (in such capacity as servicer, the “Servicer” and, together with the Lessor and the Lessee, the “Bird Lease Parties”). WHEREAS, reference is hereby made to (a) the Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021 (as amended by the Amendment No. 1 to Master Scooter Operating Lease and Servicing Agreement, dated as of October 12, 2021, the Amendment No. 2 to Master Scooter Operating Lease and Servicing Agreement, dated as of April 8, 2022, and as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Master Lease Agreement”), by and among the Lessor, the Lessee, and the Servicer and (b) the Loan and Security Agreement, dated as of April 27, 2021 (as amended by the First Amendment to Loan and Security Agreement, dated as of June 10, 2021, the Amendment No. 2 to Loan and Security Agreement, dated as of October 12, 2021, the Amendment No. 3 to Loan and Security Agreement dated as of April 8, 2022, the Amendment No. 4 to Loan and Security Agreement dated as of April 22, 2022, the Fifth Amendment to Loan and Security Agreement dated July 1, 2022, and as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”), by and among the Lessor, Bird US Holdco, LLC, a Delaware limited liability company (“Holdco Guarantor”), the lenders from time to time party thereto, and MidCap Financial Trust, as administrative agent (in such capacity, the “Administrative Agent”); WHEREAS, the Lessor has entered into an Amendment No. 6 to Loan and Security Agreement, dated as of the date hereof (“Amendment No. 6”), by and among the Lessor, Holdco Guarantor, the lenders under the Loan Agreement as in effect immediately prior to the effectiveness of Amendment No. 6 (the “Existing Lenders”), each of the financial institutions party thereto as lender (together with Existing Lenders, collectively, the “Lenders”) and the Administrative Agent, which amends the Loan Agreement; WHEREAS, in connection with Amendment No. 6 and in accordance with Section 19 of the Master Lease Agreement, the Bird Lease Parties have agreed to amend the Master Lease Agreement as more fully set forth herein and subject to the terms and conditions set forth herein. NOW, THEREFORE, the parties hereto agree as follows: Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Master Lease Agreement or the Loan Agreement, as applicable, has the meaning assigned to such term in the Amended Master Lease Agreement (as defined below) or the Amended Loan Agreement (as defined in Amendment No. 6), as applicable. The rules of construction and other interpretive provisions specified in Section 1.2 of the Amended Master Lease Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto. (b) As used in this Agreement, the following terms have the meanings specified below:

2 US-DOCS\135160024.7 “Amended Master Lease Agreement” shall mean the Master Lease Agreement, as amended by this Agreement. “Amendment No. 3 Effective Date” shall have the meaning provided in Section 7 hereof. “Amendment No. 3 Signing Date” shall have the meaning provided in Section 6 hereof. Section 2. Amendment. (a) Amended Master Lease Agreement. Pursuant to Section 19 of the Master Lease Agreement: (i) Each of the parties hereto agrees that, effective on the Amendment No. 3 Effective Date, the Master Lease Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text and stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double- underlined text and double-underlined text) as set forth in the pages of the Master Lease Agreement attached as Exhibit A hereto. (ii) Each of the parties hereto agrees that Exhibit B hereto sets forth a clean copy of the Amended Master Lease Agreement. (b) Schedules. Each of the parties hereto agrees that, effective on the Amendment No. 3 Effective Date, each of the schedules to the Master Lease Agreement is hereby amended and restated by deleting such schedule in its entirety and replacing such schedule with the schedule set forth on Exhibit A (as a marked copy) and Exhibit B (as a clean copy) hereto. Section 3. Effect of Agreement; Reaffirmation; Etc. Except as expressly set forth herein or in the Amended Master Lease Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Master Lease Agreement or under any other Transaction Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease Agreement or any other provision of the Master Lease Agreement or of any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, after giving effect to this Agreement, each Bird Lease Party acknowledges and agrees that (x) each Transaction Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Master Lease Agreement, as amended hereby) and (y) the Amended Master Lease Agreement, and all of the Collateral (as defined in Section 2(b) of the Master Lease Agreement), does and in each case shall continue to, secure the payment and performance of all of the obligations and liabilities of the Lessee under the Master Lease Agreement, and hereby ratifies the security interests granted by it pursuant to the Master Lease Agreement. The parties hereto acknowledge and agree that the amendment of the Master Lease Agreement pursuant to this Agreement and all other Transaction Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Master Lease Agreement and the other Transaction Documents as in effect prior to the Amendment No. 3 Effective Date. Section 4. Representations of the Lessee and the Servicer. The Lessee and the Servicer each hereby represents and warrants that:

3 US-DOCS\135160024.7 (a) the representations and warranties set forth in Section 7 of the Amended Master Lease Agreement shall be true and correct in all material respects on and as of the Amendment No. 3 Signing Date and the Amendment No. 3 Effective Date, in each case after giving effect to this Agreement, with the same effect as though made on and as of such date (and deeming (x) this Agreement to be a “Transaction Document” for purposes of each such representation and warranty and (y) references in Section 7 of the Amended Master Lease Agreement to “this Agreement” to be references to the Amended Master Lease Agreement), it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (ii) any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the Amendment No. 3 Signing Date and the Amendment No. 3 Effective Date; and (b) no Potential Operating Lease Event of Default, Potential Servicer Default, Operating Lease Event of Default, or Servicer Default has occurred and is continuing. Section 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 6. Conditions to Effectiveness of this Agreement on the Amendment No. 3 Signing Date. This Agreement (excluding the amendments specified in Section 2 hereof) shall become effective on the date (the “Amendment No. 3 Signing Date”) when each of the following conditions shall have been satisfied (or waived, as applicable) and, in connection with the foregoing, the execution (which may include telecopy or electronic transmission of a signed signature page of this Agreement) of this Agreement: (a) Amendment Documents. The Administrative Agent and the Bird Lease Parties shall have received copies of this Agreement, executed and delivered by each party thereto. (b) Amendment No. 6 Signing Date. The Amendment No. 6 Signing Date (as defined in Amendment No. 6) shall have occurred. Section 7. Conditions to Effectiveness on the Amendment No. 3 Effective Date. The amendments specified in Section 2 hereof shall become effective on the date (the “Amendment No. 3 Effective Date”) when each of the following conditions shall have been satisfied (or waived, as applicable): (a) Amendment No. 6 Effective Date. The Amendment No. 6 Effective Date (as defined in Amendment No. 6) shall have occurred.

4 US-DOCS\135160024.7 Section 8. No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Master Lease Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall discharge or release the Lien or priority of any Transaction Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Bird Lease Parties under any Transaction Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Transaction Documents, except, in each case, to any extent modified hereby. Section 9. Miscellaneous. Sections 14, 15 and 16 of the Loan Agreement are incorporated herein by reference and apply mutatis mutandis. Section 10. Transaction Document. This Agreement is a Transaction Document and all references to a “Transaction Document” in the Amended Master Lease Agreement or any other Transaction Document (including any such reference in any representation or warranty in the Amended Master Lease Agreement or any other Transaction Document) shall be deemed to include this Agreement. [signature pages follow]

[Signature Page to Amendment No. 3] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. Bird US Opco, LLC, as Lessor By: Name: Travis VanderZanden Title: Chief Executive Officer Bird Rides, Inc., as Lessee and Servicer By: Name: Travis VanderZanden Title: Chief Executive Officer

[Signature Page to Amendment No. 3] Acknowledged and Agreed: MIDCAP FINANCIAL TRUST, as the Administrative Agent By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: Name: Title:

US-DOCS\135160024.7 Exhibit A Amended Master Lease Agreement [See attached.]

US-DOCS\135160024.7 Exhibit B Clean Copy of Amended Master Lease Agreement [See attached.]

US-DOCS\135109257.9 EXHIBIT A Conformed through: Amendment No. 1 to Master Scooter Operating Lease and Servicing Agreement dated as of October 12, 2021 Amendment No. 2 to Master Scooter Operating Lease and Servicing Agreement dated as of April 8, 2022 Amendment No. 3 to Master Scooter Operating Lease and Servicing Agreement dated as of October 7, 2022 MASTER SCOOTER OPERATING LEASE AND SERVICING AGREEMENT Dated as of April 27, 2021 among BIRD US OPCO, LLC as Lessor, BIRD RIDES, INC. as a Lessee and Servicer

i US-DOCS\135109257.9 Table of Contents 1. DEFINITIONS AND CONSTRUCTION ............................................................................................ 1 1.1 Definitions ..................................................................................................................................... 1 1.2 Construction .................................................................................................................................. 1 2. NATURE OF AGREEMENT ............................................................................................................... 3 2.1 Lease of Scooters .......................................................................................................................... 5 2.2 Hell-or-High-Water Lease ............................................................................................................. 6 3. TERM .................................................................................................................................................... 7 3.1 Scooter Lease Term ....................................................................................................................... 7 3.2 Operating Lease Term ................................................................................................................... 7 4. RENT AND LEASE CHARGES .......................................................................................................... 7 4.1 Amortization Schedule .................................................................................................................. 7 4.2 Monthly Base Rent ........................................................................................................................ 7 4.3 Monthly Supplemental Rent .......................................................................................................... 7 4.4 Quarterly Rider Incentive / Contra Pay True-Up Amount ............................................................ 8 4.5 Disposition .................................................................................................................................... 8 4.6 Tariff Rebate Amount ................................................................................................................... 8 4.7 Making of Payments ...................................................................................................................... 8 4.8 Ordering and Delivery Expenses ................................................................................................... 8 5. SCOOTER OPERATIONAL COVENANTS ...................................................................................... 9 5.1 NET LEASE .................................................................................................................................. 9 5.2 Collections. .................................................................................................................................. 11 5.3 Intellectual Property. ................................................................................................................... 11 5.4 Scooter Use ................................................................................................................................. 12 5.5 Non-Disturbance ......................................................................................................................... 12 5.6 Manufacturer’s Warranties .......................................................................................................... 12 6. SERVICER FUNCTIONS .................................................................................................................. 12 6.1 Servicer Duties ............................................................................................................................ 13 6.2 Disposition of Scooters ............................................................................................................... 13 6.3 Merger ......................................................................................................................................... 13 7. CERTAIN REPRESENTATIONS AND WARRANTIES ................................................................. 13 7.1 Organization; Power; Qualification ............................................................................................ 13 7.2 Authorization; Enforceability ...................................................................................................... 13 7.3 Compliance .................................................................................................................................. 14 7.4 Governmental Approvals ............................................................................................................ 14 7.5 Eligible Vehicles ......................................................................................................................... 14 7.6 Investment Company Act ............................................................................................................ 14 7.7 Supplemental Documents True and Correct ............................................................................... 14 7.8 ERISA ......................................................................................................................................... 14 8. CERTAIN COVENANTS .................................................................................................................. 14 8.1 Corporate Existence; Foreign Qualification ................................................................................ 14 8.2 Books, Records, Inspections and Access to Information ............................................................ 15 8.3 ERISA ......................................................................................................................................... 15 8.4 Merger ......................................................................................................................................... 16

Table of Contents cont’d ii US-DOCS\135109257.9 8.5 Reporting ..................................................................................................................................... 16 8.6 Minimum Liquidity ..................................................................................................................... 17 8.7 Minimum Tangible Net Worth .................................................................................................... 17 8.8 Dividends .................................................................................................................................... 17 8.9 Transactions with Affiliates ........................................................................................................ 18 8.10 Line of Business .......................................................................................................................... 19 8.11 Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. ... 19 8.12 Limitation on Certain Restrictions on Subsidiaries ..................................................................... 19 9. DEFAULT AND REMEDIES THEREFOR ...................................................................................... 19 9.1 Events of Default ......................................................................................................................... 19 9.2 Effect of Operating Lease Event of Default ................................................................................ 20 9.3 Rights of Lessor Upon Operating Lease Event of Default .......................................................... 20 9.4 Measure of Damages ................................................................................................................... 21 9.5 Servicer Default ........................................................................................................................... 22 10. INDEMNIFICATION ......................................................................................................................... 23 10.1 Indemnification ........................................................................................................................... 23 10.2 Certain Payments in Respect of Scooters .................................................................................... 23 11. LIENS AND ASSIGNMENTS ........................................................................................................... 23 11.1 Rights of Lessor Assigned to Administrative Agent ................................................................... 23 11.2 Right of the Lessor to Assign this Agreement ............................................................................ 24 11.3 Limitations on the Right of the Lessee and the Servicer to Assign this Agreement ................... 24 11.4 Liens ............................................................................................................................................ 25 12. NON-LIABILITY OF LESSOR ......................................................................................................... 25 13. [RESERVED] ...................................................................................................................................... 26 14. SUBMISSION TO JURISDICTION .................................................................................................. 26 15. GOVERNING LAW ........................................................................................................................... 26 16. JURY TRIAL ...................................................................................................................................... 26 17. NOTICES ............................................................................................................................................ 26 18. ENTIRE AGREEMENT ..................................................................................................................... 27 19. MODIFICATION AND SEVERABILITY ........................................................................................ 27 20. SURVIVABILITY .............................................................................................................................. 27 21. HEADINGS ........................................................................................................................................ 28 22. EXECUTION IN COUNTERPARTS; ELECTRONIC EXECUTION .............................................. 28 23. THIRD-PARTY BENEFICIARIES .................................................................................................... 28 SCHEDULES SCHEDULE I – Definitions SCHEDULE II – Affiliate Transactions SCHEDULE III – Restricted Payments

US-DOCS\135109257.9 MASTER SCOOTER OPERATING LEASE AND SERVICING AGREEMENT This Master Scooter Operating Lease and Servicing Agreement (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), dated as of April 27, 2021, by and among: BIRD US OPCO, LLC, a Delaware limited liability company, as lessor (in such capacity, the “Lessor”); and BIRD RIDES, INC., a Delaware corporation (“Bird”), as a lessee (in such capacity, the “Lessee”) and as servicer (in such capacity as servicer, the “Servicer”). RECITALS WHEREAS, the Lessor has entered into a Loan and Security Agreement (as amended, modified or supplemented from time to time, the “Loan Agreement”), dated as of April 27, 2021, among the Lessor, Bird US Holdco, LLC, the lenders party thereto and MidCap Financial Trust, as administrative agent (in such capacity, the “Administrative Agent”), in order to finance the acquisition of a fleet of electric scooters (the “Scooters’) that the Lessor determines shall be leased hereunder; WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Scooters for use in connection with the business of the Lessee; WHEREAS, the Lessor and the Lessee each desire that the Servicer perform various servicing functions with respect to the Scooters, and the Servicer desires to perform such functions, in accordance with the terms hereof; NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: AGREEMENT 1. DEFINITIONS AND CONSTRUCTION 1.1 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Loan Agreement. 1.2 Construction. (a) In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or

2 US-DOCS\135109257.9 document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated); (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity; (iv) reference to any gender includes the other gender; (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (viii) the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; (ix) as used in this Agreement, unless the context otherwise requires, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise; and (x) unless specified otherwise, “titling” will be deemed to include the acts of registering a scooter, including the registering of the license plates of a scooter. (b) Notwithstanding any language to the contrary contained herein, the parties hereto intend that this Agreement constitutes one indivisible lease of the Scooters and not separate leases governed by similar terms. The Scooters constitute one economic unit, and the Rent and all other provisions hereof have been negotiated and agreed to based upon a demise of all of the Scooters to the Lessees as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. The parties intend that the provisions of this Agreement shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Scooters and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Agreement under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible lease and non-severable lease and executory contract dealing with one legal and economic unit and that this Agreement must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Scooters. Except as expressly provided in this Agreement for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Agreement apply equally and uniformly to all of the Scooters as one unit. Upon the occurrence and during the continuance of any Operating Lease Event of Default, the Lessor shall be entitled to exercise any applicable

3 US-DOCS\135109257.9 remedies under Section 9 with respect to all of the Scooters or any portion of the Scooters, regardless of the portion of the Scooters to which such Operating Lease Event of Default relates. The parties may amend this Agreement from time to time to add or remove one or more additional scooters as part of the Scooters and such future addition to, or removal from, the Scooters shall not in any way change the indivisible and non- severable nature of this Agreement and all of the foregoing provisions shall continue to apply in full force. Each party agrees that it shall not assert that this Agreement is not, and shall not challenge the characterization of this Agreement as, a single indivisible lease of all of the Scooters. Each party hereby waives any claim or defense based on a recharacterization of this Agreement as any agreement other than a single indivisible lease of all of the Scooters. 2. NATURE OF AGREEMENT. (a) The Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and the Lessee pursuant hereto shall always be only that of lessor and lessee, and the Lessee hereby declares, acknowledges and agrees that the Lessor is the owner of the Scooters, and legal title to the Scooters is held by the Lessor directly. The Lessee shall not acquire by virtue of this Agreement any right, equity, title or interest in or to any Scooters, except the leasehold interest established by this Agreement. The parties agree that this Agreement is a “true lease” and agree to treat the leasehold interest established by this Agreement as a lease for all purposes, including accounting, regulatory and otherwise, except it will be disregarded for tax purposes to the extent the Lessor and the Lessee are treated as the same taxpayer under the Code or under applicable state tax laws. (b) GRANT OF SECURITY INTEREST. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessee under this Agreement, the Lessee hereby grants to the Lessor a security interest in all of the Lessee’s right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (collectively, the “Collateral”): (i) the rights of the Lessee under this Agreement, as such Agreement may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement, to which the Lessee is a party (the “Lessee Agreements”), including, without limitation, (a) all monies, if any, due and to become due to the Lessee from any other Person under or in connection with any of the Lessee Agreements or Rider Contracts in connection with the use of Scooters, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, and (b) all rights, remedies, powers, privileges, liens and claims of the Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Lessee Agreements or otherwise available to the Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations and liabilities of any party thereunder; (ii) [reserved];

4 US-DOCS\135109257.9 (iii) all right, title and interest of the Lessee in and to any Proceeds from the sale of the Scooters leased hereunder which, notwithstanding that this Agreement is intended to convey only a leasehold interest, are determined to be owned by the Lessee, including all monies due in respect of such Scooters, whether payable as the purchase price of such Scooters, as auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise; (iv) all payments under insurance policies (whether or not the Lessor or the Administrative Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Scooters leased hereunder solely to the extent attributable to a casualty event with respect to the Scooters; (v) all additional property that may from time to time hereafter become part of the Collateral pursuant to the terms of the Transaction Documents; and (vi) all Proceeds of any and all of the foregoing including, without limitation, cash and payments under insurance (whether or not the Lessor is named as the loss payee thereof). The Lessee hereby acknowledges that the Lessor has granted to the Administrative Agent, pursuant to the Loan Agreement, for the benefit of the Secured Parties, a first priority security interest in all of Lessor’s right, title and interest in and to the Scooters and this Agreement as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement and any other document made, delivered or given in connection therewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, or expenses (including all fees and disbursements of counsel to the Lessor and the Administrative Agent that are required to be paid by the Lessee pursuant to the terms hereof). (c) The Lessee agrees to deliver to the Lessor and the Administrative Agent on or before the Operating Lease Commencement Date: (i) a written search report from a Person satisfactory to the Lessor and the Administrative Agent listing all effective financing statements that name the Lessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (ii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Administrative Agent showing no evidence of liens filed against the Lessee that purport to affect any Scooters leased hereunder or any Collateral under the Loan Agreement; and (ii) draft financing statements on Form UCC-1 to be filed in the jurisdiction where the Lessee is located under Section 9-307 of the UCC naming the Lessee, as debtor, the Lessor, as secured party, and the Administrative Agent, as assignee of the secured party, covering the Collateral described in Section 2(b) hereof.

5 US-DOCS\135109257.9 (d) The Lessee hereby authorizes each of the Lessor and the Administrative Agent to file (provided that the Administrative Agent shall have no obligation to so file), or cause to be filed, financing or continuation statements, and amendments thereto and assignments thereof, under the UCC in order to perfect its interest in the Collateral granted pursuant to Section 2(b). (e) Upon the termination of this Agreement, the Collateral shall be automatically released from the lien created hereby, without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Lessor. Upon the sale, transfer, or other disposition of any Collateral in accordance with this Agreement, the Lien created hereby in favor of the Lessee in such Collateral shall be released and all rights to such Collateral shall revert to the Lessor. In furtherance of the foregoing, promptly following written request therefor by the Lessor delivered to the Lessee following any such termination or release, and at the expense of the Lessor, the Lessee shall execute and deliver to the Lessor UCC-3 termination statements or UCC-3 amendment statements and such other documents as the Lessor shall reasonably request to evidence such termination or release. 2.1 Lease of Scooters. (a) Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Section 2.1(b)), the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor those certain Scooters identified on Leased Scooter Schedules produced from time to time by or on behalf of the Lessee pursuant to Section 2.1(c). (b) Conditions Precedent to Lease of Scooters. The agreement of the Lessor to commence leasing any Scooter to the Lessee hereunder is subject to the following conditions precedent being satisfied on the Scooter Lease Commencement Date for such Scooter: (i) No Default. No Operating Lease Event of Default shall have occurred and be continuing on the Scooter Lease Commencement Date for such Scooter or would result from the leasing of such Scooter hereunder, and no Potential Operating Lease Event of Default shall have occurred and be continuing on the Scooter Lease Commencement Date for such Scooter or would result from the leasing of such Scooter hereunder; (ii) Representations and Warranties. The representations and warranties contained in Section 7 are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date); and (iii) Eligible Vehicle. Such Scooter is an Eligible Scooter. (c) Leased Scooter Schedules. From time to time, the Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the scooters the Lessee desires to lease from the Lessor hereunder, which schedules shall include the Basic Scooter Information (each such schedule, a “Leased Scooter Schedule”). The Lessee hereby

6 US-DOCS\135109257.9 agrees that each such delivery of a Leased Scooter Schedule shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor, that each condition precedent to the leasing of the Scooters identified in such Leased Scooter Schedule has been or will be satisfied as of the date of such delivery. 2.2 Hell-or-High-Water Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND THE LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Scooters or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Scooters or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Scooters or any part thereof; (iv) any defect in or any Lien on title to the Scooters or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor or the Lessee to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Scooters; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall not be cancellable by the Lessee and, except as expressly provided by this Agreement, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any

7 US-DOCS\135109257.9 diminution or reduction of Rent or other amounts payable by the Lessee hereunder. All payments by the Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. 3. TERM. 3.1 Scooter Lease Term. (a) Scooter Lease Commencement Date. The “Scooter Lease Commencement Date” with respect to any Scooter shall mean the date referenced in the applicable Leased Scooter Schedule with respect to such Scooter but in no event shall such date be a date later than the date on which the Lessor acquires such Scooter. (b) Scooter Lease Term. The “Scooter Lease Term” with respect to each Scooter shall extend from the Scooter Lease Commencement Date through the earliest of: (i) the date such Scooter is disposed of pursuant to Section 4.5; (ii) [reserved]; and (iii) the Operating Lease Expiration Date. 3.2 Operating Lease Term. The “Operating Lease Commencement Date” shall mean the Closing Date. The “Operating Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the Loans and (ii) the disposition or return of the last Scooter leased by the Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Operating Lease Commencement Date and ending on the Operating Lease Expiration Date. 4. RENT AND LEASE CHARGES. The Lessee will pay the amounts set forth below on each due date set forth below in this Section 4. 4.1 Amortization Schedule. On or prior to the Scooter Lease Commencement Date for each Scooter, the Lessor shall establish or cause to be established a schedule of the amortization amounts due with respect to such Scooter (which may be the Amortization Schedule attached as Schedule II to the Loan Agreement). 4.2 Monthly Base Rent. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Base Rent due in respect of all Scooters. The “Monthly Base Rent” due with respect to a Scooter on each Payment Date shall equal such Scooter’s Pro Rata Share of the Amortization Amount due and payable on the immediately succeeding Payment Date. 4.3 Monthly Supplemental Rent. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Supplemental Rent due in respect of all Scooters. The “Monthly Supplemental Rent” due with respect to a Scooter on each Payment Date shall equal such Scooter’s Pro Rata Share of the amount, if any, by which (a) the Borrower Net Revenue of all Scooters during the immediately preceding calendar month exceeds (b) the sum of (i) the Monthly Base Rent paid by the Lessee on the immediately preceding Payment Date in the aggregate for all Scooters and (ii) so long as no Event of Default under the Loan Agreement has occurred and is continuing,

8 US-DOCS\135109257.9 which Event of Default has not been waived, the amount described in clause (vi) of the definition of “Priority of Payments” for such Payment Date. 4.4 Quarterly Rider Incentive / Contra Pay True-Up Amount. On each Payment Date immediately following a Quarterly Period under the Loan Agreement, the Lessee shall pay to the Lessor the Quarterly Rider Incentive / Contra Pay True-Up Amount, if any, due in respect of all Scooters on such Payment Date. The “Quarterly Rider Incentive / Contra Pay True-Up Amount” due for each Payment Date immediately following a Quarterly Period shall equal the amount by which the Rider Incentive / Contra Pay offered in respect of all Scooters owned by the Lessor at any point during such Quarterly Period exceeds 20% of the aggregate amount of all revenue earned in respect of such Scooters over such Quarterly Period; provided, that the Quarterly Rider Incentive / Contra Pay True-Up Amount for the Payment Date occurring in October 2022 shall be $0. 4.5 Disposition. On each Payment Date, the Lessee shall deliver to the Lessor and the Administrative Agent a list containing each Scooter leased by the Lessee with respect to which the Lessee became obligated to repurchase such Scooter pursuant to Section 10.2 in the preceding calendar month (each such list, a “Monthly Disposition Report” and each such Scooter an “Affected Scooter”). On each Payment Date following a Collection Period in which there is an Affected Scooter (i) the Lessor shall cause title to such Scooter to be transferred to or at the direction of the Lessee of such Scooter and (ii) the Lessee shall pay to the Lessor the Adjusted Cost of the Scooter, in the case of a Scooter that the Lessee is required to repurchase pursuant to Section 10.2. 4.6 Tariff Rebate Amount. On each Payment Date, the Lessee shall pay to the Lessor the Tariff Rebate Amount, if any, for such Payment Date; provided, that the Lessee shall not be required to pay the Tariff Rebate Amount for any Payment Date if, on such Payment Date, no Event of Default or Potential Event of Default under the Loan Agreement has occurred and is continuing. The “Tariff Rebate Amount” due for each Payment Date shall equal all rebates, credits or other reimbursement of tariffs received in respect of a Scooter, if any, during the immediately preceding Collection Period. 4.7 Making of Payments. (a) All payments hereunder shall be made by the Lessee, or by the Servicer on behalf of the Lessee, to, or for the account of, the Lessor in immediately available funds, without setoff, counterclaim or deduction of any kind. (b) All such payments shall be deposited into the Collection Account not later than 2:00 p.m., New York City time, on the date such payments are payable hereunder. (c) In the event the Lessee fails to remit payment of any amount due under this Agreement on or before the date when due and payable hereunder, the amount not paid will be considered delinquent and the Lessee shall pay default interest with respect thereto at a rate equal to the effective interest rate that would be payable by the Lessor on any overdue amounts owed by the Lessor with respect to the Loans, during the period from the date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid. 4.8 Ordering and Delivery Expenses. With respect to any Scooter to be leased by the Lessee hereunder, the Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Scooter and all tariffs, sales and use tax (if any).

9 US-DOCS\135109257.9 5. SCOOTER OPERATIONAL COVENANTS 5.1 NET LEASE. THIS AGREEMENT SHALL BE A NET LEASE. 5.1.1. Maintenance and Repairs. The Lessee shall pay for all maintenance, charging, storage and repairs of the Scooters. The Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Scooters leased by the Lessee hereunder including, but not limited to, deploying, charging, repairing and rebalancing Scooters, maintaining Scooters in good and safe operating condition, and recycling or otherwise disposing of Scooters and related parts. Any improvements or additions to any Scooters shall become and remain the property of the Lessor. 5.1.2. Riders. The Lessee shall request Riders to execute or acknowledge Rider Contracts and Terms of Service agreements and shall enforce such Rider Contracts and Terms of Service agreements in accordance with the Lessee’s historical practice. The Lessee shall maintain customer support functions and other user-facing functions to maintain and improve the user experience consistent with historical practice. The Lessee shall not amend or modify Rider Contracts if such amendment or modification would reasonably be expected to have a Lease Material Adverse Effect. 5.1.3. Fleet Managers. With respect to Scooters subject to Fleet Management Contracts, the Lessee shall ensure that all Fleet Managers are properly trained and onboarded with all relevant Fleet Manager-facing mobile applications. The Lessee shall monitor the performance of Fleet Managers and identify and rectify any breaches by Fleet Managers under Fleet Management Contracts, including terminating Fleet Management Contracts and recovering Scooters. The Lessee shall promptly pay and discharge all obligations under Fleet Management Contracts. 5.1.4. Insurance. The Lessee shall at all times maintain or cause to be maintained insurance policies covering risks against casualty events (which may be umbrella policies covering the Lessee, the Lessor and some or all Affiliates of the Lessee) with respect to the Scooters and use thereof (and shall cause each such insurance policy maintained by it or an Affiliate to name the Lessor and the Administrative Agent as an additional insured and loss payee to the extent required by the Loan Agreement) of at least the types and in at least the same amounts as are customarily maintained by the Lessee and its Affiliates for its own scooters and related assets. The Lessee shall, from time to time upon the Lessor’s or the Administrative Agent’s reasonable request, deliver to the Lessor and the Administrative Agent copies of documentation evidencing all insurance required by this Section 5.1.4 that is then in effect. 5.1.5. Ordering and Delivery Expenses. The Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Section 4.8. 5.1.6. Fees; Traffic Summonses; Penalties and Fines. The Lessee shall be responsible for the payment of all registration fees, title fees, license fees, permit fees or other similar governmental fees and taxes (including the cost of any recording or registration fees or other similar governmental charges with respect to the notation on any Certificates of Title of the Scooters of the interest of the Administrative Agent), all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in,

10 US-DOCS\135109257.9 any Scooter, traffic summonses, penalties, judgments and fines incurred with respect to any Scooter during the Scooter Lease Term for such Scooter or imposed during the Scooter Lease Term for such Scooter by any Governmental Authority with respect to such Scooters in connection with the Lessee’s operation of such Scooters. 5.1.7. No Prejudice to the Lessor. The Lessee agrees to operate the Scooters leased hereunder with a goal of maximizing the profit generated from such Scooters as if such Scooters were owned directly by the Lessee. In deciding where to deploy the Scooters, whether to engage Fleet Managers to assist in the management of the Scooters and all other decisions relevant to the use of the Scooters, the Lessee shall not intentionally take any action to compete with or prejudice the Lessor or any Secured Party. The Lessee agrees to notify the Lessor and the Administrative Agent in writing of strategic changes to the Lessee’s historical business model, including without limitation, with respect to the revenue sharing program utilized with Fleet Managers, to the extent such strategic changes could reasonably be expected to be materially adverse to the Lessor or the Lenders. 5.1.8. Irrevocable Letter of Credit. The Lessee agrees to maintain for the benefit of the Lessor an irrevocable letter of credit issued to the Administrative Agent, which letter of credit shall (i) have a face amount not less than the Minimum LC Amount, and (ii) be substantially in the form of Exhibit A hereto (the “Letter of Credit”). The “Minimum LC Amount” (x) as of the date hereof and on any date prior to the Amendment No. 2 Initial Funding Date shall mean $15,000,000 and (y) as of the Amendment No. 2 Initial Funding Date and on any date thereafter prior to the Amendment No. 3 Effective Date, shall mean $20,000,000; provided, that, as of the Amendment No. 3 Effective Date, the Minimum LC Amount shall mean $25,000,000; provided, that: (i) if on any Payment Date following the Amendment No. 3 Effective Date, the sum of (a) all outstanding Loans plus (b) all Commitments then available to be drawn, minus (c) the Required Reserve Amount (or, if less, the amount on deposit in the Reserve Account on such Payment Date), is equal to or less than $50,000,000, then the Minimum LC Amount shall mean $20,000,000 on such date and thereafter; (ii) if, on any Payment Date following the Amendment No. 3 Effective Date, the sum of (a) all outstanding Loans, plus (b) all Commitments then available to be drawn, minus (c) the Required Reserve Amount (or, if less, the amount on deposit in the Reserve Account on such Payment Date), is equal to or less than $30,000,000, then the Minimum LC Amount shall mean $15,000,000 on such date and thereafter; (iii) if, on any Payment Date following the Amendment No. 3 Effective Date, the sum of (a) all outstanding Loans, plus (b) all Commitments then available to be drawn, minus (c) the Required Reserve Amount (or, if less, the amount on deposit in the Reserve Account on such Payment Date), is equal to or less than $25,000,000, then the Minimum LC Amount shall mean $10,000,000 on such date and thereafter; (iv) if, on any Payment Date following the Amendment No. 3 Effective Date, the sum of (a) all outstanding Loans, plus (b) all Commitments then available to be drawn, minus (c) the Required Reserve Amount (or, if less, the amount on

11 US-DOCS\135109257.9 deposit in the Reserve Account on such Payment Date), is equal to or less than $10,000,000, then the Minimum LC Amount shall mean $5,000,000 on such date and thereafter. If on any Payment Date following the Amendment No. 3 Effective Date, the face amount of the Letter of Credit is greater than the Minimum LC Amount, the Lessee may request an adjustment to the face amount of the Letter of Credit in accordance with this Section 5.1.8. Notwithstanding the forgoing in this Section 5.1.8, upon the return of the original Letter of Credit to Silicon Valley Bank pursuant to Section 12 of Amendment No. 6 (as defined in the Loan Agreement), and for such time as the Parent is not required to by the terms of Section 12 of Amendment No. 6 (as defined in the Loan Agreement) to deliver a replacement letter of credit, this Section 5.1.8 (including the requirement to maintain the Letter of Credit) shall be waived and shall have no further force or effect. 5.2 Collections. 5.2.1. The Lessee shall collect all amounts due under Rider Contracts from the use of Scooters as and when the same shall become due. Any amounts constituting property of the Lessor received by the Lessee at any time other than in the Collection Account shall be held by the Lessee in trust for the benefit of the Lessor and applied in accordance with this Section 5.2. 5.2.2. The Lessee shall cause all collections from Rider Contracts to be deposited in the Stripe Account, Paypal Account, or Other Lessee Account of the Lessee (a “Lessee Account”). The Lessee shall ascertain the Payment Information relating to any payments received or recognized in (x) a Lessee Account or (y) the Collection Account, in each case, using commercially reasonable efforts as soon as practicable following receipt or deposit of such funds and in any event on or prior to the next occurring Payment Date following receipt or deposit of such funds (to the extent such funds were received or deposited on or prior to the last day of the month most recently ended prior to such Payment Date); provided, however, that if the Lessee has not been able to obtain the Payment Information with respect to any payments in respect of scooters on or prior to the next occurring Payment Date (to the extent such funds were received or deposited on or prior to the last day of the month most recently ended prior to such Payment Date), then the Lessee shall deposit any such amounts into the Collection Account. Once the Lessee has determined all Payment Information with respect to a payment in respect of a scooter, the Lessee shall segregate any such funds that constitute property of the Lessor for the benefit of the Lessor. 5.3 Intellectual Property. 5.3.1. The Lessee shall not do any act or omit to do any act whereby any of the Scooter IP may lapse, or become abandoned or cancelled, or dedicated to the public, in each case except with respect to non-material Patents, Trademarks, Copyrights or other Intellectual Property that are, in the reasonable judgment of Lessee, no longer economically practicable to maintain or useful in the conduct of the business of Lessee, taken as a whole, or the abandonment or cancellation of which could not reasonably be expected to result in a Lease Material Adverse Effect;

12 US-DOCS\135109257.9 5.3.2. The Lessee shall not, with respect to any Trademarks constituting Scooter IP, fail to maintain the level of the quality of Scooters leased and services rendered under any such trademark at a level at least substantially consistent with the quality of such Scooters and services as of the Closing Date, and Lessee shall adequately control the quality of Scooters and services offered by any licensee of its trademarks to maintain such standards, except for any such failure which could not reasonably be expected to result in a Lease Material Adverse Effect; 5.3.3. The Lessee shall promptly notify the Lessor if it knows or becomes aware that any item of Intellectual Property may become subject to any judicial or administrative adverse determination regarding Lessee’s right to own, register or use or the validity or enforceability of any material item of Scooter IP (including the institution of any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, or any court but excluding non-final office actions issued in the ordinary course), except for any such determination which could not reasonably be expected to result in a Lease Material Adverse Effect; 5.3.4. In the event that the Lessee knows or has reason to know that any material Scooter IP has been infringed, misappropriated or diluted by a third party in a manner that could reasonably be expected to have a Lease Material Adverse Effect, the Lessee shall promptly notify the Lessor and shall, if the Lessee deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances; and 5.3.5. In the event that any Scooter IP which is material to the business of the Lessee is not owned by the Lessee but is instead owned by (i) an Affiliate of the Lessee, the Lessee shall obtain sufficient rights in and to such Scooter IP from its applicable Affiliate, or (ii) a third party, the Lessee shall use commercially reasonable efforts to obtain sufficient rights in and to such Scooter IP from such third party, in each case in order to grant the Lessor a license, or sublicense, to use such Scooter IP on the same terms and conditions as those set forth in Section 9.3.3 hereof. 5.4 Scooter Use. The Lessee may use Scooters leased hereunder in connection with its business, subject to the provisions of this Agreement. Such use shall be confined to the United States (which use will include all normal course movements of Scooters across geographic markets in the United States, in each case in the Lessee’s course of business and subject to the Transaction Documents). The Lessee agrees to possess, operate and maintain each Scooter leased to it in a manner consistent with how the Lessee would possess, operate and maintain such Scooter were the Lessee the beneficial owner of such Scooter. 5.5 Non-Disturbance. So long as the Lessee satisfies its obligations hereunder with respect a Scooter, its quiet enjoyment, possession and use of such Scooter will not be disturbed during the Scooter Lease Term for such Scooter subject, however, to Section 9 hereof. 5.6 Manufacturer’s Warranties. If a Scooter is covered by a manufacturer’s warranty, the Lessee, during the Scooter Lease Term for such Scooter, shall (to the extent permitted under such manufacturer’s warranty) make any claims under such warranty on behalf of the Lessor that the Lessor could make. 6. SERVICER FUNCTIONS.

13 US-DOCS\135109257.9 6.1 Servicer Duties. The Servicer agrees to perform the following duties on behalf of the Lessor under the Transaction Documents: (a) Delivering such items as are necessary or advisable to perfect or protect the Administrative Agent’s security interest in and a valid and perfected Lien on all Collateral thereunder, including the preparation of any financing statements or continuation relating to the Collateral pledged thereunder for filing under the provisions of the UCC of any applicable jurisdiction; (b) Obtaining and preserving the Lessor’s qualification to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, or which qualification shall be necessary to protect the validity and enforceability of the Loan Agreement and any instrument or agreement included in the Collateral thereunder; (c) Giving the Lessor and the Administrative Agent written notice of the commencement or existence of any proceedings by or before any Governmental Authority against or affecting the Lessor which is reasonably likely to have a Material Adverse Effect; and (d) Doing and performing, from time to time, any and all acts to prepare for the execution by the Lessor of any and all further instruments required or reasonably requested by the Lessor to more fully effect the purposes of such Transaction Document. 6.2 Disposition of Scooters. Upon the occurrence and continuance of an Operating Lease Event of Default, the Servicer shall dispose of any Scooters in accordance with the instructions of the Administrative Agent. To the extent the Servicer fails to so dispose of any such Scooters, the Administrative Agent shall have the right to otherwise dispose of such Scooters. 6.3 Merger. The Servicer shall not merge or consolidate with or into any other Person unless (i) the Servicer is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes the Servicer’s obligations under this Agreement. For the avoidance of doubt, the SPAC Transaction shall not constitute a breach of this covenant. 7. CERTAIN REPRESENTATIONS AND WARRANTIES. The Lessee and the Servicer each represents and warrants to the Lessor, the Lenders and the Administrative Agent that as of the Closing Date, as of each Scooter Lease Commencement Date, and as of the Amendment 2 Initial Funding Date: 7.1 Organization; Power; Qualification. It has been duly formed and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with corporate power under the laws of such jurisdiction to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to be so qualified and in good standing would reasonably be expected to result in a Lease Material Adverse Effect. 7.2 Authorization; Enforceability. Each of this Agreement and the other Transaction Documents to which it is a party has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of the Lessee or the Servicer, as applicable, enforceable against the Lessee or the Servicer, as applicable, in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other

14 US-DOCS\135109257.9 similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing). 7.3 Compliance. The execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which it is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of its certificate of incorporation or the by-laws. 7.4 Governmental Approvals. There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over it which is required for the execution, delivery and performance of this Agreement or the Transaction Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect. 7.5 Eligible Vehicles. Each Scooter is or will be, as the case may be, on the applicable Scooter Lease Commencement Date, an Eligible Scooter. On the Amendment No. 2 Initial Funding Date, all Scooters related to the Credit Extension on such date were Eligible Scooters. 7.6 Investment Company Act. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Act”), and it is not subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Transaction Documents, and neither the entering into or performance by it of this Agreement violates any provision of such Act. 7.7 Supplemental Documents True and Correct. All information contained in any written material that has been submitted, or that may hereafter be submitted by it to the Lessor, the Administrative Agent or any Lender is, or will be, true, correct and complete in all material respects. 7.8 ERISA. Except as would not be reasonably likely to result in a Lease Material Adverse Effect, (a) it is in compliance with all applicable provisions and requirements of all applicable laws, rules and regulations with respect to each Employee Benefit Plan, and has performed all of its obligations under each Employee Benefit Plan; (b) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the it or its ERISA Affiliates; and (c) no ERISA Event has occurred or is reasonably expected to occur. 8. CERTAIN COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee under this Agreement and the Transaction Documents are satisfied in full, the Lessee covenants and agrees: 8.1 Corporate Existence; Foreign Qualification. It shall do and cause to be done at all times all things necessary to (i) subject to Section 8.4, maintain and preserve its corporate, partnership, limited

15 US-DOCS\135109257.9 liability or trust existence; (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to so qualify would be reasonably expected to result in a Lease Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect. 8.2 Books, Records, Inspections and Access to Information. The Lessee shall: (a) Maintain complete and accurate books and records in all material respects with respect to the Scooters leased by it under this Agreement and the other Collateral; (b) At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor or the Administrative Agent, permit the Lessor or the Administrative Agent (or such other person who may be designated from time to time by the Lessor or the Administrative Agent) to examine and make copies of such books, records and documents in the possession or under the control of the Lessee relating to the Scooters leased by it under this Agreement and the other Collateral (other than any such books, records and documents that are subject to legal privilege, contain trade secrets or are otherwise of strategic importance to the business of the Lessee, in each case as determined by the Lessee acting reasonably and in good faith); provided, that any such examination pursuant to this clause (b) shall not occur more frequently than once per month unless and until an Operating Lease Event of Default or Servicer Default has occurred and is continuing; (c) Permit any of the Lessor or the Administrative Agent (or such other person who may be designated from time to time by any of the Lessor or the Administrative Agent) to visit the office and properties of the Lessee during regular business hours and with reasonable prior notice for the purpose of discussing matters relating to the Scooters leased by the Lessee under this Agreement with any of the Lessee’s senior management having knowledge of such matters, all at such reasonable times and as often as the Lessor or the Administrative Agent may reasonably request (other than matters that are subject to legal privilege or which require the disclosure of trade secrets, in each case as determined by the Lessee acting reasonably and in good faith); provided, that any such examination or discussion pursuant to this clause (c) shall not occur more frequently than once per month unless and until an Operating Lease Event of Default or Servicer Default has occurred and is continuing; and (d) Upon the reasonable request of the Lessor or the Administrative Agent from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Scooters to customers) to confirm to the Lessor and the Administrative Agent the location and status (as recorded in the Lessee’s computer systems) of each Scooter leased by the Lessee hereunder. 8.3 ERISA. The Lessee shall comply with all applicable provisions and requirements of all applicable laws, rules and regulations with respect to each Employee Benefit Plan, and perform all its obligations under each Employee Benefit Plan, except to the extent that the failure to so comply or perform would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.

16 US-DOCS\135109257.9 8.4 Merger. The Lessee shall not merge or consolidate with or into any other Person unless (i) a Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes the Lessee’s obligations under this Agreement. For the avoidance of doubt, the SPAC Transaction shall not constitute a breach of this covenant. 8.5 Reporting. The Lessee shall provide to the Lessor and the Administrative Agent: 8.5.1. Annual. Within (i) 180 days after the end of the Lessee’s 2020 fiscal year and (ii) 90 days after the end of each of the Lessee’s fiscal years thereafter, consolidated financial statements consisting of a balance sheet of Bird Global, Inc. and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Bird Global, Inc. and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable, with such comparative figures of Bird Global, Inc. to commence in the first fiscal quarter of 2023 with such comparison to be made against figures for the first fiscal quarter of 2022), certified by and containing an opinion, unqualified as to scope (other than a qualification or exception resulting from or relating to (i) an actual or anticipated breach of a financial covenant or (ii) an upcoming maturity date), of Ernst & Young LLP or another firm of independent certified public accountants of nationally recognized standing selected by the Lessee and acceptable to the Lessor and the Administrative Agent. 8.5.2. Quarterly. Within forty-five (45) days after the end of each of the first three (3) quarters of each of the Lessee’s fiscal years (commencing with the fiscal quarter ending on or around March 31, 2021), financial statements consisting of consolidated balance sheets of Bird Global, Inc. and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Bird Global, Inc. and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable, with such comparative figures of Bird Global, Inc. to commence in the first fiscal quarter of 2023 with such comparison to be made against figures for the first fiscal quarter of 2022), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Bird Global, Inc. as having been prepared in accordance with GAAP. 8.5.3. Monthly Minimum Liquidity. Within twenty five (25) calendar days after the end of each Collection Period, a certificate of the Lessee certifying (which, for the avoidance of doubt, shall not require any backup documentation evidencing such certification) whether it is in compliance with the Minimum Liquidity covenant set forth in Section 8.6. 8.5.4. Monthly Minimum Tangible Net Worth. Within twenty five (25) calendar days after the end of each Collection Period, a certificate of the Lessee certifying whether it is in compliance with the Minimum Tangible Net Worth covenant set forth in Section 8.7 hereof. 8.5.5. Notice of Material Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Operating Lease Event of Default or Operating Lease Event of Default, together with a written statement of an Authorized Officer of the Lessee describing such event and the action that the Lessee proposes to take with respect thereto, (b) notice of any Event of Default or Potential Event of Default and (c) notice of the occurrence of any other event which would be reasonably expected to have a Lease

17 US-DOCS\135109257.9 Material Adverse Effect, specifying the nature thereof, and what action the Lessee has taken, is taking or proposes to take with respect thereto. The financial data that shall be delivered to the Lessor and the Administrative Agent pursuant to Section 8.5.1 and Section 8.5.2 shall be prepared in conformity with GAAP in all material respects. Notwithstanding the foregoing, the obligations in Sections 8.5.1 and 8.5.2 may be satisfied with respect to financial information of the Lessee and its consolidated subsidiaries by furnishing (A) the information required pursuant to Sections 8.5.1 and 8.5.2 for Parent and its consolidated subsidiaries or Lessee and its consolidated subsidiaries or (B) the Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided, that with respect to each of clauses (A) and (B), (i) to the extent such information is provided for Parent and its consolidated subsidiaries, such information is accompanied by a reconciliation that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to the Lessee and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is provided for Parent and its consolidated subsidiaries in lieu of information required to be provided under Section 8.5.1, such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be unqualified as to scope other than as permitted by Section 8.5.1. 8.6 Minimum Liquidity. At all times from and after the Closing Date, the Liquidity of the Lessee shall not be less than Minimum Liquidity Covenant Level Amount. 8.7 Minimum Tangible Net Worth. On the last Business Day of each calendar month, the Tangible Net Worth of Lessee shall not be less than the Minimum Tangible Net Worth Covenant Level Amount. 8.8 Dividends. The Lessee will not authorize, declare or pay any Dividends, except that (i) the Lessee may repurchase or retire (and, upon consummation of the SPAC Transaction, may make Dividends to any direct or indirect parent of the Lessee (including Parent) to enable such parent entity to repurchase or retire) the stock of current, future, or former employees, directors, officers, or consultants (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Lessee (or of any direct or indirect parent of Lessee (including Parent)) pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or compensation arrangement (including pursuant to any stockholder or subscription agreement) with any employee, director, officer or consultant of Lessee (or the direct or indirect parent of Lessee (including Parent)); provided, that the aggregate amount of all such repurchases or retirements does not exceed $1,000,000 per fiscal year; (ii) the Lessee may authorize, declare, or pay any Dividends so long as an Event of Default or Potential Event of Default under the Loan Agreement does not exist at the time of such authorization, declaration, or payment and would not exist after giving effect to such authorization, declaration, or payment; provided, that the aggregate amount of all Dividends authorized, declared, or paid following the Closing Date does not exceed $2,000,000; (iii) (x) payments in lieu of fractional shares of equity securities arising out of stock dividends, splits, combinations, or conversions and (y) after consummation of the SPAC Transaction, Dividends made by the Lessee to any direct or indirect parent thereof (including Parent) in an amount sufficient to enable such direct or indirect parent entity (including Parent) to make payments in lieu of fractional shares of equity securities arising out of stock dividends, splits, combinations, or conversions; (iv) the Lessee may convert any of its convertible

18 US-DOCS\135109257.9 equity securities into other equity securities pursuant to the terms of such convertible equity securities or otherwise in exchange thereof; (v) the Lessee may authorize, declare, or pay any Dividends set forth on Schedule III; (vi) the Lessee may authorize, declare, or pay any Dividends to the Permitted Holders solely in the form of Voting Stock; (vii) after a Qualifying IPO, the Lessee may authorize, declare, or pay any Dividends to any direct or indirect parent entity of the Lessee (including Parent), the proceeds of which will be used to pay (A) such parent entity’s allocable share of the net taxable income of the Lessee for the relevant taxable period (appropriately reduced by taxes paid by the Lessee to the extent that such taxes would otherwise be borne by such parent entity), (B) franchise taxes and other fees, taxes, and expenses (including expenses necessary to maintain its status as a public company after a Qualifying IPO) required to maintain the corporate or legal existence of such parent entity and comply with laws applicable to a public company (including fees and expenses for the preparation of financial statements for a public company), and/or (C) customary salary, bonus, and other benefits payable to officers and employees of such parent entity to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Lessee and its subsidiaries (to the extent such payments have not been and are not expected to be made by the Lessee or its subsidiaries); (viii) the Lessee may authorize, declare, or pay any Dividends (and, upon consummation of the SPAC Transaction, may make Dividends to any direct or indirect parent of Lessee in order to enable such parent entity to pay Dividends) in respect of withholding or other similar taxes payable upon repurchase, retirement, or other acquisition or retirement of equity interests of the Lessee (or any direct or indirect parent thereof (including Parent)) or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any similar agreement, (ix) the Lessee may authorize, declare, or pay any Dividends (and, upon consummation of the SPAC Transaction, may make Dividends to any direct or indirect parent of Lessee (including Parent) to enable such parent entity to make Dividends) in the form of repurchases of Equity Interests in Lessee (or a direct or indirect parent thereof (including Parent)) deemed to occur upon the exercise of stock options, warrants, and similar equity incentive awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights; and (x) after a Qualifying IPO, the Lessee may authorize, declare or pay any Dividends in an amount not to exceed the net proceeds of any equity contribution made by the direct or indirect parent of the Lessee (including Parent) into Lessee substantially concurrently with any such Qualifying IPO. 8.9 Transactions with Affiliates. The Lessee will not enter into any transaction or series of related transactions with any of its Affiliates, other than on terms and conditions substantially as favorable to the Lessee as would reasonably be obtained by the Lessee at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted: (i) Dividends may be paid to the extent provided in Section 8.8; (ii) customary fees, indemnities and reimbursements may be paid to non-officer directors of the Lessee; (iii) the Lessee may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Lessee in the ordinary course of business; (iv) the sale or issuance of the Lessee’s Equity Interests in a bona-fide equity financing transaction, or merger or combination transaction of the Lessee or any of its Subsidiaries (including the SPAC Transaction), in each case, to the extent not constituting a Change of Control; (v) unsecured debt financings from the Lessee’s existing investors;

19 US-DOCS\135109257.9 (vi) transactions by and among Lessee and any of its Subsidiaries; (vii) transactions by and among (i) any direct or indirect parent of Lessee that is a public company (including Parent) on the one hand and (ii) Lessee or any of its Subsidiaries on the other hand; and (viii) transactions disclosed on Schedule II hereto. 8.10 Line of Business. The Lessee will not engage directly or indirectly in any business other than the operation and management of micro-mobility vehicles and reasonable extensions thereof and businesses ancillary or complementary thereto. 8.11 Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.. The Lessee will not amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this Section 8.11 could not reasonably be expected to be materially adverse to the interests of the Lenders or the Administrative Agent, provided that the Lessee will not change its name or jurisdiction of organization unless the Lessee provides the Administrative Agent and the Lenders at least thirty (30) days’ prior notice thereof. 8.12 Limitation on Certain Restrictions on Subsidiaries. The Lessee will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on (a) the granting by the Credit Parties of any Liens securing such Credit Parties’ obligations under the Transaction Documents, or (b) the ability of the Lessee to make investments in or transfer property or assets to a Credit Party. 9. DEFAULT AND REMEDIES THEREFOR. 9.1 Events of Default. Any one or more of the following will constitute an event of default (a “Operating Lease Event of Default”) as that term is used herein: 9.1.1. there occurs a default in the payment of any amount payable by the Lessee under this Agreement that continues for a period of two (2) Business Days; 9.1.2. subject to Section 11.3(ii), any unauthorized assignment or transfer of this Agreement by the Lessee or the Servicer occurs; 9.1.3. the Letter of Credit shall terminate, expire, or cease to be in full force and effect for any reason, except in accordance with Section 5.1.8; 9.1.4. the failure of the Lessee or the Servicer to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the Administrative Agent to the Lessee or the date an Authorized Officer of the Lessee or the Servicer obtains actual knowledge thereof;

20 US-DOCS\135109257.9 9.1.5. subject to Section 10.2, if (i) any representation or warranty made or deemed made by the Lessee or the Servicer herein or any information or report delivered by the Lessee or the Servicer pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, which, to the extent capable of cure, remains unremedied for thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Administrative Agent to the Lessee or the Servicer and (y) the date an Authorized Officer of the Lessee or the Servicer learns of such circumstance or condition; 9.1.6. one or more judgments or decrees shall be entered against the Lessee or the Servicer involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $10,000,000; 9.1.7. an Event of Bankruptcy occurs with respect to the Lessee or the Servicer; 9.1.8. any material provision of this Agreement ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Transaction Documents) or a proceeding shall be commenced by the Lessee or the Servicer to establish the invalidity or unenforceability of this Agreement; or 9.1.9. an Event of Default occurs under the Loan Agreement. 9.2 Effect of Operating Lease Event of Default. If any Operating Lease Event of Default shall occur, the Lessee’s right of possession with respect to any Scooters leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Sections 9.3 and 9.4. 9.3 Rights of Lessor Upon Operating Lease Event of Default. 9.3.1. If an Operating Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 9.5. 9.3.2. If any Operating Lease Event of Default shall occur and be continuing, then (i) the Lessor shall have the right (a) to terminate the Lessee’s rights of possession hereunder of all or a portion of the Scooters leased hereunder by the Lessee, (b) to take possession of all or a portion of the Scooters leased by the Lessee hereunder, (c) to peaceably enter upon the premises of the Lessee or other premises where Scooters may be located and take possession of all or a portion of the Scooters and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successors or assigns, and to use such Scooters for any purpose whatsoever and (d) to direct delivery by the Servicer of the Certificates of Title (if any) for all or a portion of the Scooters and (ii) the Lessee, at the request of the Administrative Agent, shall return or cause to be returned all Scooters to the Lessor or the Administrative Agent, as the case may be. 9.3.3. Without limiting any other rights of the Lessor hereunder, for the purpose of enabling the Lessor to exercise rights and remedies under this Agreement, solely during and for the continuation of an Event of Default, Lessee hereby grants to the Lessor, for the benefit of

21 US-DOCS\135109257.9 the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Lessee) to use, license or sublicense (including, without limitation, to the Administrative Agent) any Scooter IP now owned or hereafter acquired by the Lessee, in each case to the extent reasonably necessary to permit the Administrative Agent to take possession of and dispose of the Scooters, and wherever the same may be located (whether or not any license agreement by and between the Lessee and any other Person relating to the use of such Scooter IP may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Lessor to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Scooter IP, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the trademarks (it being understood and agreed that, without limiting any other rights and remedies of the Lessor under this Agreement or applicable law, nothing in the foregoing license grant shall be construed as granting the Lessor rights in and to such Scooter IP above and beyond (x) the rights to such Scooter IP that the Lessee has reserved for itself and (y) in the case of Scooter IP that is licensed to Lessee by a third party, the extent to which the Lessee has the right to grant a sublicense to such Scooter IP hereunder). For the avoidance of doubt, the Lessee acknowledges and agrees that the Lessor may sublicense the Scooter IP to the Administrative Agent, in accordance with this Section 9.3.3, and accordingly, that the Administrative Agent may further sublicense the Scooter IP during and for the continuation of an Event of Default. Notwithstanding anything to the contrary herein, this Section 9.3.3 shall not grant any rights to use, license, or sublicense the source code of the Bird applications on Android and iOS. 9.3.4. Each and every power and remedy hereby specifically given to the Lessor and its assignees will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of the Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein. 9.3.5. Notwithstanding the exercise of any rights or remedies pursuant to this Section 9.3, the Lessor will, nevertheless, have a right to recover from the Lessee any and all amounts as may be then due. 9.4 Measure of Damages. If an Operating Lease Event of Default occurs and the Lessor or the Administrative Agent exercises the remedies granted to the Lessor or the Administrative Agent under this Section 9, the amount that the Lessor shall be permitted to recover from the Lessee as payment shall be equal to:

22 US-DOCS\135109257.9 (i) all Rent for each Scooter leased by the Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Scooter, the disposition by the Servicer of such Scooter in accordance with the terms of this Agreement, or the taking possession of such Scooter by the Lessor (at the direction of the Administrative Agent) or the Administrative Agent pursuant to Section 9.3.2 and all other payments payable under this Agreement by the Lessee, accrued and unpaid as of such date; plus (ii) any reasonable and documented out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the Administrative Agent will have sustained by reason of such Operating Lease Event of Default, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Scooters leased by the Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to the Lessee; plus (iii) interest from time to time on amounts due from the Lessee and unpaid under this Agreement at a rate equal to the effective interest rate that would be payable by the Lessor on any overdue amounts owed by the Lessor with respect to the Loans, computed from the date of such Operating Lease Event of Default or the date payments were originally due to the Lessor by the Lessee under this Agreement or from the date of each expenditure by the Lessor or the Administrative Agent, as applicable, that is recoverable from the Lessee pursuant to this Section 9, as applicable, to and including the date payments are made by the Lessee. 9.5 Servicer Default. Any of the following events will constitute a default of the Servicer (a “Servicer Default”) as that term is used herein: (i) the failure of the Servicer to comply with or perform any provision of this Agreement or any other Transaction Document that has a Lease Material Adverse Effect with respect to the Servicer, the Lessor or the Lessee, and such default continues for more than thirty (30) consecutive days after the earlier of the date written notice is delivered by the Lessor or the Administrative Agent to the Servicer or the date an Authorized Officer of the Servicer obtains actual knowledge thereof; (ii) an Event of Bankruptcy occurs with respect to the Servicer; (iii) the failure of the Servicer to make any payment when due from it hereunder or under any of the other Transaction Documents when required and, in each case, such failure continues for five (5) consecutive Business Days after the earlier of (a) the date written notice is delivered by the Lessor or the Administrative Agent to the Servicer or (b) the date an Authorized Officer of the Servicer obtains actual knowledge thereof; or (iv) if (I) any representation or warranty made or deemed made by the Servicer in any Transaction Document or any information, or report delivered by the Servicer pursuant to any Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, (II) such

23 US-DOCS\135109257.9 inaccuracy or falsehood has a Lease Material Adverse Effect with respect to the Lessor, the Servicer or the Lessee and (III) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for at least thirty (30) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Administrative Agent to the Servicer and (y) the date an Authorized Officer of the Servicer obtains actual knowledge of such circumstance or condition. In the event of a Servicer Default, the Administrative Agent shall have the right to replace the Servicer as servicer. 10. INDEMNIFICATION. 10.1 Indemnification. Each of the Servicer and the Lessee agrees to indemnify, defend and hold harmless the Lessor and the Administrative Agent, individually and on behalf of the Secured Parties, and each of their respective agents, for any and all liabilities, losses, damages and expenses that may be incurred as a result of (i) any breach of any of its agreements or covenants under this Agreement and the other Transaction Documents or (ii) any breach of any representation or warranty of the Servicer or Lessee contained in this Agreement or the other Transaction Documents; excluding, however, liabilities, losses, damages, and expenses to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such liabilities, losses, damages, and expenses resulted solely from the fraud, gross negligence, or willful misconduct of the party seeking indemnification hereunder. The obligations of the Servicer and the Lessee in this Section 10.1 shall survive the termination of this Agreement. 10.2 Certain Payments in Respect of Scooters. Notwithstanding Section 10.1, upon discovery by the Lessor, the Servicer, the Lessee or the Administrative Agent that any representation set forth in Section 7.5 was incorrect when made or deemed made, the party discovering such incorrectness shall give prompt written notice to the other parties. Prior to the next Payment Date following its discovery of such breach or notice to such effect to the Servicer and the Lessee, the Servicer and the Lessee shall cure in all material respects the circumstances or condition giving rise to such breach. If the Servicer and the Lessee are unable or unwilling to so cure any such breach, the Servicer and the Lessee shall, as the sole remedy for such breach (i) purchase the related Scooter, (ii) deposit (or cause to be deposited) into the Collection Account on the first Payment Date following discovery or notice of such breach an amount equal to the Adjusted Cost of such Scooter, and (iii) indemnify, defend and hold harmless the Lessor and the Administrative Agent individually and on behalf of the Lenders from and against, any and all loss or liability with respect to, or resulting from, any such Scooter (including the reasonable fees and expenses of counsel). A repurchase of a Scooter in accordance with the immediately preceding sentence shall be deemed to be a cure of a breach of the related representation set forth in Section 7.5 with respect to such Scooter for all purposes hereunder. 11. LIENS AND ASSIGNMENTS. 11.1 Rights of Lessor Assigned to Administrative Agent. Each of the Lessee and the Servicer acknowledges that the Lessor has assigned or will assign all of its rights under this Agreement to the Administrative Agent pursuant to the Loan Agreement. Accordingly, each of the Lessee and the Servicer agrees that:

24 US-DOCS\135109257.9 (i) subject to the terms of the Transaction Documents, the Administrative Agent shall have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee’s and the Servicer’s obligations hereunder (including the payment of Rent and all other amounts payable hereunder) shall not be subject to any claim or defense that the Lessee or the Servicer may have against the Lessor (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each of the Lessee and the Servicer agrees that, upon the occurrence of an Operating Lease Event of Default or a Servicer Default, the Administrative Agent may exercise (for and on behalf of the Lessor) any right or remedy against the Lessee or the Servicer provided for herein and neither the Lessee nor the Servicer will interpose as a defense that such claim should have been asserted by the Lessor; (ii) upon the delivery by the Administrative Agent or the Administrative Agent of any notice to the Lessee stating that an Operating Lease Event of Default or to the Servicer stating that a Servicer Default has occurred, the Lessee or the Servicer will, if so requested by the Administrative Agent, treat the Administrative Agent for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Administrative Agent, as the Lessor hereunder, irrespective of whether the Lessee or the Servicer has received any such notice from the Lessor; and (iii) the Lessee acknowledges that pursuant to this Agreement it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the Administrative Agent for deposit in the Collection Account. 11.2 Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Scooters by selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from the Lessee and any third party under this Agreement, to the Administrative Agent for the benefit of the Lenders; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessee in the Scooters, including but not limited to the Lessees’ right of quiet and peaceful possession of such Scooters as set forth in Section 5.5 hereof, and under this Agreement. 11.3 Limitations on the Right of the Lessee and the Servicer to Assign this Agreement. (i) Neither the Lessee nor the Servicer shall assign this Agreement or any of its rights hereunder to any other party; provided, however, that (i) the Lessee may rent the Scooters leased by the Lessee hereunder in connection with its business and (ii) the Lessee may delegate to one or more of its Affiliates or fleet managers the performance of any of the Lessee’s obligations as Lessee hereunder (but the Lessee shall remain fully liable for its obligations hereunder). Any purported assignment in violation of this Section 11.3 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, scooters that are not subject to the provisions of this Agreement. (ii) Notwithstanding anything herein to the contrary, the Lessee (and the Servicer, if the Servicer is the same Person as the Lessee) may enter into a transaction constituting a Qualifying IPO so long as, upon completion of such Qualifying

25 US-DOCS\135109257.9 IPO, the Lessee (and the Servicer, if the Servicer is the same Person as the Lessee) is the surviving entity or the entity that survives such Qualifying IPO expressly assumes all obligations of the Lessee (and the Servicer, if the Servicer is the same Person as the Lessee) hereunder. Following the completion of any such Qualifying IPO, all references herein to the Lessee (and the Servicer, if the Servicer is the same Person as the Lessee) shall be deemed to refer to the surviving entity. 11.4 Liens. The Lessor may grant security interests in the Scooters leased by the Lessee hereunder without consent of the Lessee. Except for Permitted Liens, the Lessee shall keep all Scooters free of all Liens arising during the Term. If on the Operating Lease Expiration Date for any Scooter, there is a Lien on such Scooter, the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee upon demand by the Lessor. 12. NON-LIABILITY OF LESSOR. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF EACH SCOOTER PURSUANT TO SECTION 2.1 SHALL CONSTITUTE THE LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH SCOOTER, THAT SUCH SCOOTER IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR THIS USE. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR AGENT THEREOF OR PRIMARILY ENGAGED IN THE SALE OR DISTRIBUTION OF SCOOTERS. THE LESSEE ACKNOWLEDGES THAT THE LESSOR MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, CAPACITY OR WORKMANSHIP OF THE SCOOTERS IN ANY RESPECT OR IN CONNECTION WITH OR FOR ANY PURPOSES OR USES OF THE LESSEE AND MAKES NO REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED IN ANY SUCH CASE, THAT THE SCOOTERS WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY SCOOTER FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND THE LESSEE LEASES EACH SCOOTERS “AS IS.” UPON THE LESSOR’S ACQUISITION OF ANY SCOOTER IDENTIFIED ON ANY LEASED SCOOTER SCHEDULE, LESSOR SHALL IN NO WAY BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES OR INCONVENIENCE RESULTING FROM ANY DEFECT IN OR LOSS, THEFT, DAMAGE OR DESTRUCTION OF ANY SCOOTER OR OF THE CARGO OR CONTENTS THEREOF OR THE TIME CONSUMED IN RECOVERY REPAIRING, ADJUSTING, SERVICING OR REPLACING THE SAME AND THERE SHALL BE NO ABATEMENT OR APPORTIONMENT OF RENTAL AT SUCH TIME. THE LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT OR OTHER CIVIL UNREST, WAR, TERRORISM, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THE LESSOR’S DIRECT CONTROL. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED (INCLUDING RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY SCOOTER).

26 US-DOCS\135109257.9 13. [RESERVED]. 14. SUBMISSION TO JURISDICTION. The Lessor or the Administrative Agent may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Lessee and the Servicer each hereby irrevocably submits to the jurisdiction of such courts. The Lessee and the Servicer further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Lessee or the Servicer and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Administrative Agent and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Administrative Agent from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Lessee and the Servicer each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. 15. GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW. 16. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. 17. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other communications delivered to the Administrative Agent, the Lessee, the Servicer or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses: Administrative Agent: MidCap Financial Trust c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Avenue, Suite 300 Bethesda, Maryland 20814 Attn: Account Manager for Bird transaction

27 US-DOCS\135109257.9 Facsimile: 301-941-1450 Email: notices@midcapfinancial.com With a copy to: MidCap Financial Trust c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Avenue, Suite 300 Bethesda, Maryland 20814 Attn: General Counsel Facsimile: 301-941-1450 Email: legalnotices@midcapfinancial.com Lessor, Lessee, and/or Servicer: c/o Bird Rides, Inc. 8605 Santa Monica Blvd., #20388 West Hollywood, CA 90069 Attn: Ben Lu, Chief Financial Officer Email: ben.lu@bird.co cc: birdlegal@bird.co with a copy to: Latham & Watkins LLP 355 S. Grand Ave., #100 Los Angeles, CA 90071 Attn: Mark O. Morris Email: mark.morris@lw.com Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by email. 18. ENTIRE AGREEMENT. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Leased Scooter Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such schedules and documents relate to Scooters will constitute the entire agreement regarding the leasing of Scooters by the Lessor to the Lessee. 19. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Servicer and the Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the Loan Agreement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. 20. SURVIVABILITY. In the event that, during the term of this Agreement, the Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of the Lessee.

28 US-DOCS\135109257.9 21. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. 22. EXECUTION IN COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed manually or electronically in any number of counterparts (including by facsimile or electronic transmission (including.pdf file,.jpeg file, Adobe Sign, or DocuSign), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed. 23. THIRD-PARTY BENEFICIARIES. The parties hereto acknowledge that the Administrative Agent (for the benefit of itself and the Secured Parties and their assigns) shall be a third-party beneficiary hereunder. [REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

[Signature Page to Master Scooter Operating Lease] IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written. LESSOR: BIRD US OPCO, LLC By: Name: Title: LESSEE AND SERVICER: BIRD RIDES, INC. By: Name: Title:

Schedule III - 1 US-DOCS\135109257.9 SCHEDULE I Definitions “Act” has the meaning specified in Section 7.6. “Adjusted Cost” means, with respect to a Scooter, an amount equal to the product of (i) the Advance Rate for such Scooter and (ii) the Cost of such Scooter. “Affected Scooter” has the meaning specified in Section 4.5. “Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing. “Authorized Officer” means, as to the Lessee or any of its Affiliates, any of (i) the President, (ii) Chief Executive Officer, (iii) the Chief Financial Officer, (iv) General Counsel, (v) the Treasurer, (vi) any Assistant Treasurer, or (vii) any Vice President in the tax, legal, or treasury department, in each case of the Lessee or such Affiliate, as applicable. “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, as codified as 11 U.S.C. Section 101 et seq. “Basic Scooter Information” means the following terms specified by the Lessee in a Leased Scooter Schedule: a list of the scooters the Lessee desires to be made available by the Lessor to the Lessee for lease as “Scooters” and, with respect to each such scooter, the make, model, and requested lease commencement date of each such scooter. “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

Schedule III - 2 US-DOCS\135109257.9 “Certificate of Title” means, with respect to any Scooter, the certificate of title or similar evidence of ownership applicable to such Scooter duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Scooter as determined by the Servicer or the Collateral Servicer, as applicable. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections. “Collateral” has the meaning specified in Section 2(b). “Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject. “Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code. “Copyright Licenses” shall mean any and all license agreements and covenants not to sue with respect to any Copyright (whether such Lessor is licensee or licensor thereunder). “Copyrights” shall mean all United States copyrights and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, and (iv) all proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto. “Customer Deposits” means, as of any date of determination, the aggregate amount of customer deposits that would be recognized as such on the consolidated balance sheet of the Lessee; provided, that if such Customer Deposits constitute Restricted cash, the amount of Customer Deposits for such date of determination shall be reduced dollar-for-dollar by the amount of such Restricted cash. “Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes. “Earnout Consideration” means the aggregate Per Share Earnout Consideration (as defined in the Business Combination Agreement) payable pursuant to the terms of the Business Combination Agreement.

Schedule III - 3 US-DOCS\135109257.9 “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to by, or required to be contributed by, the Lessee. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 and 430 of the Internal Revenue Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code and Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Lessee or its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Lessee or its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Lessee or its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Lessee or its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Lessee or its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of written notice of the failure of any Pension Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code. “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a

Schedule III - 4 US-DOCS\135109257.9 receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fleet Management Contracts” means those certain fleet management contracts in existence as of the Closing Date and otherwise entered into from time to time by Bird Rides, Inc. pursuant to which the Fleet Managers party thereto agree to maintain the Scooters in good working order, amongst other things. “Fleet Manager” means those individuals or entities party to a Fleet Management Contract. “Intellectual Property” shall mean, all intellectual property arising under the laws of the United States, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto. “Lease Material Adverse Effect” means, with respect to any party hereto and any occurrence, event or condition applicable to such party: (a) a material adverse effect on the ability of such party to perform its obligations under this Agreement, the Loan Agreement or any other Transaction Document; (b) a material adverse effect on the Lessor’s ownership interest in the Scooters or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Collateral; (c) a material adverse effect on the validity or enforceability of this Agreement; or (d) a material adverse effect on the validity, perfection or priority of the lien of the Administrative Agent in the Collateral. “Leased Scooter Schedule” has the meaning specified in Section 2.1(c). “Lessee” has the meaning set forth in the introductory paragraph to this Agreement. “Lessee Account” has the meaning specified in Section 5.2.2. “Lessor” has the meaning set forth in the introductory paragraph to this Agreement. “Letter of Credit” has the meaning specified in Section 5.1.8. “Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment,

Schedule III - 5 US-DOCS\135109257.9 pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided, that the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Scooter that is being rented (as of such date) to any Rider, which interest or right secures payment or performance of any obligation of such Rider. “Liquidity” shall mean, in respect of any day, (i) the amount of Unrestricted cash and Unrestricted Cash Equivalents of the Lessee and all of its direct and indirect Subsidiaries on a consolidated basis (for the avoidance of doubt, including but not limited to Unrestricted cash and Unrestricted Cash Equivalents located outside of the U.S.) on such day plus (ii) the amount of the Letter of Credit on such day. “Minimum LC Amount” has the meaning specified in Section 5.1.8. “Minimum Liquidity Covenant Level Amount” shall mean (i) prior to the Amendment No. 2 Initial Funding Date, $20,000,000 and (ii) from and after the Amendment No. 2 Initial Funding Date, the lesser of (A) 50% of the outstanding principal amount of the Loans and (B) $500,000. “Minimum Tangible Net Worth Covenant Level Amount” shall mean (i) prior to the Amendment No. 6 Effective Date, an amount equal to 75% of the outstanding principal amount of the Loans at such time and (ii) from and after the Amendment No. 6 Effective Date, an amount equal to 50% of the outstanding principal amount of the Loans at such time. “Monthly Base Rent” has the meaning specified in Section 4.2. “Monthly Supplemental Rent” has the meaning specified in Section 4.3. “Monthly Disposition Report” has the meaning specified in Section 4.5. “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” which is sponsored, maintained or contributed to by, or required to be contributed by, the Lessee or its ERISA Affiliates that is defined in Section 3(37) of ERISA. “Operating Lease Commencement Date” has the meaning specified in Section 3.2. “Operating Lease Expiration Date” has the meaning specified in Section 3.2. “Operating Lease Event of Default” has the meaning specified in Section 9.1. “Other Lessee Account” means any account owned by the Lessee and identified as such to the Administrative Agent pursuant to a written notice and that is, unless otherwise consented to in writing by the Administrative Agent, free and clear of any Adverse Claim other than pursuant to clause (iii) of the definition of Permitted Liens. “Parent” means Bird Global, Inc. or any other successor entity permitted hereunder. “Patent Licenses” shall mean all license agreements or covenants not to sue with respect to any Patent (whether such Lessor is licensee or licensor thereunder). “Patents” shall mean all United States patents and certificates of invention, or industrial property designs, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application, (ii) all reissues, divisions, continuations, continuations-in-part and extensions thereof, (iii) all patentable inventions described and claimed therein, (iv) the right to sue or otherwise recover for any

Schedule III - 6 US-DOCS\135109257.9 past, present and future infringement or other violation thereof, and (v) all proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/ or payable with respect thereto. “Payment Information” means, with respect to any payment in respect of a scooter or the use of a scooter received by the Lessee or the Lessor (i) the amount of each receipt, (ii) the Scooter to which such receipt relates, (iii) the nature of such payment by or on behalf of the related user or other amount, (iv) the date of receipt of such payment or other amount and (v) whether such payment or other amount relates to a Scooter leased by the Lessee or any other scooter. “Paypal Account” means that certain account in the name of the Lessee and held with the online payment processing platform known as “Paypal”, as disclosed to the Lessor prior to the date hereof. “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto). “Pension Plan” means any Employee Benefit Plan which is sponsored, maintained or contributed to by, or required to be contributed by, the Lessee or its ERISA Affiliates, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA. “Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry, and (iv) Liens in favor of the Administrative Agent pursuant to the Loan Agreement. “Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority. “Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA. “Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Operating Lease Event of Default. “Potential Servicer Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Servicer Default. “Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

Schedule III - 7 US-DOCS\135109257.9 “Pro Rata Share” means, as of any date with respect to a Scooter, the percentage equivalent of a fraction, the numerator of which is the Cost of such Scooter and the denominator of which is the Cost of all Scooters (including such Scooter) owned by the Lessor on such date. “Quarterly Rider Incentive / Contra Pay True-Up Amount” has the meaning specified in Section 4.4. “Rent” means Monthly Base Rent and Monthly Supplemental Rent, as applicable. “Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local. “Restricted” shall mean, when referring to cash or Cash Equivalents of the Lessee, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” as required by GAAP on a consolidated balance sheet of the Lessee, (ii) are subject to any Lien (other than pursuant to clause (iii) of the definition of Permitted Lien) in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties or (iii) are not otherwise generally available for use by the Lessee. “Rider” means any individual that rents and rides a Scooter using the Bird app. “Rider Contracts” means the Bird Rental Agreement, Waiver of Liability, and Release that is available at https://www.bird.co/agreement, which may be updated from time to time. “Scooter IP” means any of the Intellectual Property used in the operation of the business of the Lessee, but excluding any proprietary source code used therein. “Scooters” means, as of any date of determination, each scooter leased to the Lessee hereunder. “SEC” means the Securities and Exchange Commission. “Servicer” has the meaning specified in the introductory paragraph to this Agreement. “Servicer Default” has the meaning specified in Section 9.5. “Scooter Lease Commencement Date” has the meaning specified in Section 3.1(a). “Scooter Lease Term” has the meaning specified in Section 3.1(b). “Stripe Account” means that certain account in the name of the Lessee and held with the online payment processing platform known as “Stripe”, as disclosed to the Lessor prior to the date hereof. “Tangible Net Worth” means, with respect to any date of determination, (x) an amount equal to total assets of the Lessee minus intangible assets and total liabilities of the Lessee, in each case as shown on a consolidated balance sheet of the Lessee as of such date of determination, plus (y) any liabilities consisting of the Earnout Consideration, SPAC Warrants (as defined in the Business Combination Agreement), and Private Placement Warrants (as defined in the Business Combination Agreement), in each case (1) to the extent subtracted from Tangible Net Worth pursuant to clause (x) above, and (2) so

Schedule III - 8 US-DOCS\135109257.9 long as such liability is a non-monetary liability, plus (z) an amount equal to 50% of Customer Deposits as of such date of determination. “Tariff Rebate Amount” has the meaning specified in Section 4.6. “Term” has the meaning specified in Section 3.2. “Trademark Licenses” shall mean any and all license agreements or covenants not to sue with respect to any Trademark or permitting co-existence with respect to a Trademark (whether such Lessor is licensee or licensor thereunder). “Trademarks” shall mean all United States trademarks, trade names, trade dress, Internet domain names, service marks, certification marks, logos, and other source identifiers, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing, and (v) all proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto. “UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be. “Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Lessee, that such cash or Cash Equivalents are not Restricted.